Exhibit 99.1

NUVERRA ANNOUNCES THIRD QUARTER 2021 RESULTS

HOUSTON, TX (November 12, 2021) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced financial and operating results for the third quarter and nine months ended September 30, 2021.
SUMMARY OF FINANCIAL RESULTS
•Revenue for the third quarter of 2021 was $24.8 million compared to $23.8 million for the third quarter of 2020.
•Net loss for the third quarter of 2021 was $7.2 million compared to a net loss of $7.1 million for the third quarter of 2020.
•Adjusted EBITDA for the third quarter of 2021 was a $0.6 million loss compared to $1.5 million for the third quarter of 2020, mostly driven by price reduction, lack of drivers and higher operating costs.
•Total liquidity available as of September 30, 2021 was $8.9 million including $5.0 million available under the Company’s undrawn operating line of credit.
•Principal payments on debt and finance lease payments during the nine months ended September 30, 2021 totaled $3.0 million.
•The Company invested $2.1 million in gross capital expenditures during the nine months ended September 30, 2021.
THIRD QUARTER 2021 RESULTS
For the third quarter of 2021 when compared to the third quarter of 2020, revenue increased by 4%, or $1.0 million, resulting primarily from increases in water transport services in the Rocky Mountain and Southern divisions, offset by a decrease in water transport services in the Northeast division and an increase in disposal services in the Southern division. Despite an increase in the average commodity prices for both crude oil and natural gas quarter over quarter, which increased 73% and 104%, respectively, new drilling and completion activities have remained low relative to the levels seen in the past. Rig count at the end of the third quarter of 2021 compared to the end of the third quarter of 2020 increased 130% in the Rocky Mountain division, 19% in the Northeast division and, 31% in the Southern division.
The Rocky Mountain division has experienced an upturn as compared to the prior year, as evidenced by the rig count increasing 130% from 10 at September 30, 2020 to 23 at September 30, 2021. Although there was a notable increase in WTI crude oil price per barrel, which averaged $70.58 in the third quarter of 2021 versus an average of $40.89 for the same period in 2020, new drilling and completion activities have been very low versus levels seen prior to the COVID-19 pandemic. Part of this decline in activity is the result of many of the larger exploration and production companies either focusing their capital spending in other basins or having a predetermined drilling program and not looking to increase production as they focus on drilling within cash flow at the request of their investors. Revenues for the Rocky Mountain division increased by $2.6 million, or 23%, during the three months ended September 30, 2021 as compared to the three months ended September 30, 2020, primarily due to a $1.1 million, or 13%, increase in water transport from higher driver utilization. We continue to face a truck driver shortage in the Rocky Mountain Division similar to other areas of the country and industries. We are actively recruiting to attempt to increase our driver count. Rental revenues increased by 97%, or $1.1 million, in the current year due to higher utilization and pricing. Our landfill services coupled with other revenues increased 5%, or $0.03 million, compared to the prior year due primarily to the landfill being near capacity. We actively managed the landfill to keep volumes low and are currently working on expanding the facility to take in additional volumes. Our salt water disposal well revenue increased $0.4 million, or 31%, compared to the prior year as higher completion activity and production volumes in the areas near our wells led to a 28% increase in average barrels per day disposed during the current year.
Revenues for the Northeast division decreased by $2.3 million, or 27%, during the third quarter of 2021 as compared to the third quarter of 2020 due to decreases in disposal services of $1.2 million, or 44%, water transport services of $0.9 million, or 16%, and other revenue of $0.6 million or 79%. During the quarter, we closed the Wellsboro facility and sought to consolidate operations by identifying locations and customers that are not profitable to focus on fewer and more profitable customers. Although natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, increased 103.5% from an average of $2.00 for the three months ended September 30, 2020 to an average of $4.07 for the three months ended September 30, 2021, producers continued their drilling activities at a moderate rate. The increase in drilling activities contributed to a 19% rig count increase in the Northeast operating area from 32 at September 30, 2020 to 38 at September 30, 2021. Our trucking services revenues decreased as a function of lower volumes, increased competition, and the operators focus on reducing costs slightly offset by higher pricing. The regional driver count declined approximately 24% year over year which also contributed to the lower revenue. As seen in the Rocky Mountain Division, we continue to face a truck driver shortage in our Northeast Division and are actively recruiting drivers to attempt to increase our driver count. The combination of a lower rig count, water reuse and sharing and competition, contributed to the decline in disposal volumes and pricing.
Revenues for the Southern division increased 17%, or $0.6 million, during the three months ended September 30, 2021 as compared to the three months ended September 30, 2020. Rig count increased 31% in the area, from 36 at September 30, 2020 to 47 at September 30, 2021 driving an increase in trucking revenue. Natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, increased 103.5% from an average of $2.00 for the three months ended September 30, 2020 to an average of $4.07 for the three months ended September 30, 2021. The pipeline volumes and pricing were both marginally lower and revenue for the quarter from the pipeline declined approximately $125,000. The non-pipeline disposal business saw a 35% increase in average daily volumes and pricing increased slightly in excess of 20%, both as a result of the expansion in activity. Similarly the trucking revenue increased 20%, with an equivalent number of drivers from this period in 2020.
Total costs and expenses for the third quarter of 2021 and 2020 were $31.1 million and $29.9 million, respectively. Total costs and expenses, adjusted for special items, for the third quarter of 2021 were $31.4 million, or a 8% increase, when compared with $29.2 million in the third quarter of 2020. This is primarily a result of $0.8 million of transitional costs, which include severance and stock based compensation for executives, as well as an increase in fleet-related expenses, including fuel, maintenance, repair, and compensation costs.
Net loss for the third quarter of 2021 was $7.2 million, an increase of $0.1 million as compared to a net loss for the third quarter of 2020 of $7.1 million. For the third quarter of 2021, the Company reported a net loss, adjusted for special items, of $6.9 million. This compares with a net loss, adjusted for special items, of $6.4 million in the third quarter of 2020.
Adjusted EBITDA for the third quarter of 2021 was a $0.6 million loss, a decrease of 144.1% as compared to adjusted EBITDA for the third quarter of 2020 of $1.5 million. The decrease is a function of price reductions, lack of drivers and higher operating costs. Third quarter of 2021 adjusted EBITDA margin was (3)%, compared with 6% in the third quarter of 2020 driven primarily by higher operating costs during the third quarter of 2021.

YEAR-TO-DATE (“YTD”) RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
When compared to the nine months ended 2020, 2021 revenue decreased by 15.1%, or $13.0 million. The decline in service revenue is primarily due to decreases in water transport services in the Rocky Mountain and Southern divisions, coupled with a decrease of disposal services in all three divisions. Although there are notable increases in commodity prices for both crude oil and natural gas, which increased 71.0% and 93.0%, respectively, over this time period, the impact of COVID-19 is the main driver for the decline in demand for gasoline, diesel and jet fuel, which has led to lower drilling and completion activity with fewer rigs operating in the Rocky Mountain and Northeast divisions and significant well shut-ins primarily in the Rocky Mountain division. Further, as we saw demand for commodities begin to rise we did not see a similar rise in production. A major driver for this has been the focus of exploration and production companies on drilling within cash flow at the request of their investors, versus growing production volumes. Despite the rise in commodity prices we have not seen the typical response in activity levels experienced historically. In addition to the lack of additional production during the nine months ended September 30, 2021, we have seen our fuel costs and driver costs both rise at significant rates. During the third quarter of 2021, we began reaching out to customers requesting price increases for our services to help cover these costs, but it is unclear at this time to what extent we will be successful. Rig count during the first nine months of 2021 compared to 2020 increased 130% in the Rocky Mountain division, 16% in the Northeast division and 9% in the Southern division.
The Rocky Mountain division macroeconomic environment experienced an upturn, with rig counts increasing 130%, from 10 during the nine months ended September 30, 2020 to 23 during the same period in 2021. Although there was a notable increase in WTI crude oil price per barrel, which averaged $65.03 during the first half of 2021 versus an average of $38.04 for the same period in 2020, revenues for the Rocky Mountain division decreased by $7.5 million, or 16%, during the nine months ended September 30, 2021 as compared to the same period in 2020 primarily due to a $3.3 million, or 11%, decrease in water transport revenues from lower trucking volumes. Average total billable hours were down 28% compared to the prior year. Our rental and landfill businesses are our two service lines most levered to drilling activity, and therefore have declined by the highest percentage versus the prior period. Rental revenues decreased by 14%, or $0.9 million, in the current year due to lower utilization resulting from a significant decline in drilling activity driving the return of rental equipment. Our landfill revenues decreased 44%, or $1.4 million, compared to the prior year primarily due to the landfill being near capacity. We actively managed the facility to keep volumes low and are currently working on expanding the facility to take in additional volumes. Our salt water disposal well revenue decreased $1.9 million, or 28%, compared to the prior year as well shut-ins and lower completion activity led to a 17%, decrease in average barrels per day disposed during the current year, with water from producing wells continuing to maintain a base level of volume activity.

Revenues for the Northeast division decreased by $5.1 million, or 19%, during nine months ended September 30, 2021 as compared to the same period in 2020 due to decreases in water transport services of $2.8 million, or 15%, and disposal services of $1.5 million, or 22%. Although natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, increased 93.0% from an average of $1.87 for the nine months ended September 30, 2020 to an average of $3.61 for the nine months ended September 30, 2021, the rig count declined 19% in the Northeast operating area, from 32 at September 30, 2020 to 38 at September 30, 2021. This led to lower activity levels for both water transport services and disposal services. Our customers continued the industry trend of water reuse and water sharing in 2021. Water reuse inherently reduces trucking activity due to shorter hauling distances as water is being transported between well sites rather than to disposal wells. For our trucking services, total billable hours were down 34% from the prior year and pricing decreases also contributed to the decline, offset by a disposal volumes increase in our salt water disposal wells of 33% in average barrels per day.
Revenues for the Southern division decreased by $0.4 million, or 3%, during the nine months ended September 30, 2021 as compared to the same period in 2020. The decrease was due primarily to lower disposal well volumes both on the pipeline and for saltwater disposal assets not connected to our pipeline due in part to the winter storm in the first quarter of 2021 resulting in lost revenue days due to power outages and dangerous road conditions.
Total costs and expenses for the nine months ended September 30, 2021 and 2020 were $93.7 million and $120.0 million, respectively. Total costs and expenses, adjusted for special items, for the nine months ended September 30, 2021 were $91.3 million, or a 10.8% decrease, when compared with $102.4 million for the nine months ended September 30, 2020. This is primarily a result of lower volumes and related costs in water transport services and disposal services and company cost cutting initiatives resulting in a 25% decrease in the number of drivers compared to the prior year period in the Rocky Mountain and Northeast divisions, as well as lower general and administrative expenses.
Net loss for the nine months ended September 30, 2021 was $18.6 million, an increase of $18.3 million as compared to a net loss for 2020 of $36.9 million for the first nine months of 2020. For YTD 2021, the Company reported a net loss, adjusted for special items, of $21.1 million. This compares with a net loss, adjusted for special items, of $19.4 million for the same period in 2020.
Adjusted EBITDA for the nine months ended September 30, 2021 was a $1.7 million loss, a decrease of 129% as compared to adjusted EBITDA of $5.9 million for the same period in 2020. The decrease is a function of the reasons discussed previously, with primary drivers being lower trucking volumes, salt water disposal volumes and rental equipment utilization in the Rocky Mountain division. The YTD 2021 adjusted EBITDA margin was a negative 2.3%, compared with 6.8% in 2020 driven primarily by declines in revenue partially offset by cost reductions in 2020.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities for the nine months ended September 30, 2021 was $5.1 million, mainly attributable to a gain recorded on PPP Loan forgiveness of $(4.0) million, an increase of $1.8 million in accounts receivable, and an increase of $(0.2) million in prepaid expenses, while capital expenditures net of asset sales consumed $0.4 million. Asset sales were related to unused or underutilized assets. Gross capital expenditures for the nine months ended September 30, 2021 of $2.1 million primarily included the purchase of property, plant and equipment as well as expenditures to extend the useful life and productivity of our fleet, equipment and disposal wells.
Total liquidity available as of September 30, 2021 was $8.9 million. This consisted of $3.9 million of cash and $5.0 million available under our operating line of credit. As of September 30, 2021, total debt outstanding was $27.3 million, consisting of $11.8 million under our equipment loan, $9.5 million under our real estate loan, $0.1 million under our vehicle term loan, $0.1 million for an equipment finance loan and $6.5 million of finance leases for vehicle financings, less $0.7 million of deferred issuance cost as a result of refinancing debt.
About Nuverra
Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,”

“will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.
These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the severity, magnitude and duration of the coronavirus disease 2019 “("COVID-19")” pandemic and commodity market disruptions; failure to successfully implement planned initiatives to improve our liquidity by generating sufficient operating cash flow or accessing additional capital in order to meet operating needs and address our future debt service obligations; changes in commodity prices; fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including as a result of COVID-19 and oil price declines; the loss of one or more of our larger customers; delays in customer payment of outstanding receivables and customer bankruptcies; natural disasters, such as hurricanes, earthquakes and floods, pandemics (including COVID-19), acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, or distribution channels, or which otherwise disrupt our customers' operations or the markets we serve; disruptions impacting crude oil and natural gas transportation, processing, refining, and export systems, including vacated easements, environmental impact studies, forced shutdown by governmental agencies and litigation affecting the Dakota Access Pipeline; bans on drilling and fracking leases and permits on federal land; our ability to attract and retain key executives and qualified employees in strategic areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers; the unfavorable change to credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our operating line of credit; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, pipeline, equipment and disposal wells; our ability to control costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices, shut-in production, decline in operating drilling rigs, closures or pending closures of third-party pipelines or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate that is utilized in our business strategy; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies; risks associated with the operation, construction, development and closure of salt water disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations, and shifts to reuse of water and water sharing in completion activities; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; and risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal and transportation of liquid and solid wastes.
The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Service revenue	$22,603	$22,666	$68,042	$80,093
Rental revenue	2,183	1,130	5,183	6,111
Total revenue	24,786	23,796	73,225	86,204
Costs and expenses:
Direct operating expenses	20,647	19,022	63,065	69,049
General and administrative expenses	4,894	4,084	13,265	13,453
Depreciation and amortization	5,602	6,821	17,406	21,966
Impairment of long-lived assets	—	—	—	15,579
Total costs and expenses	31,143	29,927	93,736	120,047
Operating loss	(6,357)	(6,131)	(20,511)	(33,843)
Interest expense, net	(645)	(1,014)	(1,964)	(3,290)
Other income	28	20	4,051	200
Reorganization items, net	(196)	—	(206)	—
Loss before income taxes	(7,170)	(7,125)	(18,630)	(36,933)
Income tax expense	—	—	—	(15)
Net loss	$(7,170)	$(7,125)	$(18,630)	$(36,948)

Loss per common share:
Net loss per basic common share	$(0.45)	$(0.45)	$(1.17)	$(2.34)

Net loss per diluted common share	$(0.45)	$(0.45)	$(1.17)	$(2.34)

Weighted average shares outstanding:
Basic	16,069	15,771	15,981	15,762
Diluted	16,069	15,771	15,981	15,762

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$3,934	$12,880
Restricted cash	3,705	2,820
Accounts receivable, net	17,188	15,427
Inventories	2,838	2,852
Prepaid expenses and other receivables	3,356	3,119
Assets held for sale	—	778
Total current assets	31,021	37,876
Property, plant and equipment, net	136,587	151,164
Operating lease assets	1,443	1,691
Equity investments	—	35
Intangibles, net	155	194
Other assets	100	106
Total assets	$169,306	$191,066
Liabilities and Shareholders’ Equity
Accounts payable	$4,497	$5,130
Accrued and other current liabilities	13,412	9,550
Current portion of long-term debt	2,201	2,433
Total current liabilities	20,110	17,113
Long-term debt	25,062	31,673
Noncurrent operating lease liabilities	1,213	1,360
Deferred income taxes	120	120
Long-term contingent consideration	500	500
Other long-term liabilities	8,014	8,017
Total liabilities	55,019	58,783
Preferred stock	—	—
Common stock	164	158
Additional paid-in capital	340,627	339,663
Treasury stock	(813)	(477)
Accumulated deficit	(225,691)	(207,061)
Total shareholders’ equity	114,287	132,283
Total liabilities and shareholders’ equity	$169,306	$191,066

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(18,630)	$(36,948)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
PPP Loan Forgiveness	(4,000)	—
Depreciation and amortization	17,406	21,966
Amortization of debt issuance costs, net	189	95
Stock-based compensation	970	936
Impairment of long-lived assets	—	15,579
Gain on disposal of property, plant and equipment	(1,681)	(384)
Bad debt expense (recoveries)	27	(129)
Deferred income taxes	—	40
Other, net	573	567
Changes in operating assets and liabilities:
Accounts receivable	(1,788)	10,667
Prepaid expenses and other receivables	(242)	(141)
Accounts payable and accrued liabilities	2,420	(892)
Other assets and liabilities, net	(344)	568
Net cash (used in) provided by operating activities	(5,100)	11,924
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	2,513	1,596
Purchases of property, plant and equipment	(2,106)	(2,802)
Net cash provided by (used in) investing activities	407	(1,206)
Cash flows from financing activities:
Payments on Equipment loan	(1,216)	—
Payments on Commercial real estate loan	(417)	—
Payments on First and Second Lien Term Loans	—	(5,496)
Proceeds from Revolving Facility	—	101,182
Payments on Revolving Facility	—	(101,182)
Proceeds from PPP Loan	—	4,000
Purchases of treasury stock	(336)	—
Payments on finance leases and other financing activities	(1,399)	(1,463)
Net cash used in financing activities from continuing operations	(3,368)	(2,959)
Net cash used in financing activities from discontinued operations	—	—
Net cash used in financing activities	(3,368)	(2,959)
Change in cash, cash equivalents and restricted cash	(8,061)	7,759
Cash and cash equivalents, beginning of period	12,880	4,788
Restricted cash, beginning of period	2,820	922
Cash, cash equivalents and restricted cash, beginning of period	15,700	5,710
Cash and cash equivalents, end of period	3,934	13,469
Restricted cash, end of period	3,705	—
Cash, cash equivalents and restricted cash, end of period	$7,639	$13,469

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Total Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss	$(7,170)	$(7,125)	$(18,630)	$(36,948)
Depreciation and amortization	5,602	6,821	17,406	21,966
Interest expense, net	645	1,014	1,964	3,290
Income tax expense	—	—	—	15
EBITDA	(923)	710	740	(11,677)
Adjustments:
Stock-based compensation	445	324	970	936
Paycheck Protection Loan Forgiveness	—	—	(4,000)	—
Reorganization items, net	196	—	206	—
Transaction-related costs, net	(22)	496	(13)	1,385
Legal and environmental costs, net	—	(20)	—	(138)
Impairment of long-lived assets	—	—	—	15,579
Executive and severance costs	1,037	—	2,087	174
Gain on disposal of assets	(1,381)	(42)	(1,681)	(384)
Total Adjusted EBITDA	$(648)	$1,468	$(1,691)	$5,875

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2021	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$13,923	$6,253	$4,610	$—	$24,786
Direct operating expenses	10,518	6,457	3,647	25	20,647
General and administrative expenses	849	387	250	3,408	4,894
Depreciation and amortization	2,257	2,233	1,101	11	5,602
Operating income (loss)	299	(2,824)	(388)	(3,444)	(6,357)
Operating margin %	2.1%	(45.2)%	(8.4)%	N/A	(25.6)%
Income (loss) before income taxes	183	(2,907)	(450)	(3,996)	(7,170)

Net income (loss)	183	(2,907)	(450)	(3,996)	(7,170)
Depreciation and amortization	2,257	2,233	1,101	11	5,602
Interest expense, net	144	83	62	356	645
EBITDA	$2,584	$(591)	$713	$(3,629)	$(923)

Adjustments, net	(1,300)	(320)	(49)	1,944	275
Adjusted EBITDA	$1,284	$(911)	$664	$(1,685)	$(648)
Adjusted EBITDA margin %	9.2%	(14.6)%	14.4%	N/A	(2.6)%

Three months ended September 30, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$11,308	$8,540	$3,948	$—	$23,796
Direct operating expenses	9,700	6,405	2,917	—	19,022
General and administrative expenses	836	460	194	2,594	4,084
Depreciation and amortization	2,810	2,514	1,486	11	6,821
Operating loss	(2,038)	(839)	(649)	(2,605)	(6,131)
Operating margin %	(18.0)%	(9.8)%	(16.4)%	N/A	(25.8)%
Loss before income taxes	(2,203)	(945)	(698)	(3,279)	(7,125)

Net loss	(2,203)	(945)	(698)	(3,279)	(7,125)
Depreciation and amortization	2,810	2,514	1,486	11	6,821
Interest expense, net	185	106	49	674	1,014
EBITDA	$792	$1,675	$837	$(2,594)	$710

Adjustments, net	(34)	(23)	(5)	820	758
Adjusted EBITDA	$758	$1,652	$832	$(1,774)	$1,468
Adjusted EBITDA margin %	6.7%	19.3%	21.1%	N/A	6.2%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2021	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$39,527	$21,431	$12,267	$—	$73,225
Direct operating expenses	33,057	20,308	9,700	—	63,065
General and administrative expenses	2,511	1,072	593	9,089	13,265
Depreciation and amortization	6,862	6,870	3,641	33	17,406
Operating loss	(2,903)	(6,819)	(1,667)	(9,122)	(20,511)
Operating margin %	(7.3)%	(31.8)%	(13.6)%	N/A	(28.0)%
Income (loss) before income taxes	708	(7,105)	(1,831)	(10,402)	(18,630)

Net income (loss)	708	(7,105)	(1,831)	(10,402)	(18,630)
Depreciation and amortization	6,862	6,870	3,641	33	17,406
Interest expense, net	440	286	164	1,074	1,964
EBITDA	$8,010	$51	$1,974	$(9,295)	$740

Adjustments, net	(5,391)	(370)	(208)	3,538	(2,431)
Adjusted EBITDA	$2,619	$(319)	$1,766	$(5,757)	$(1,691)
Adjusted EBITDA margin %	6.6%	(1.5)%	14.4%	N/A	(2.3)%

Nine months ended September 30, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$46,998	$26,496	$12,710	$—	$86,204
Direct operating expenses	39,709	20,369	8,971	—	69,049
General and administrative expenses	3,849	1,528	704	7,372	13,453
Depreciation and amortization	9,149	7,597	5,201	19	21,966
Operating loss	(17,892)	(2,998)	(5,562)	(7,391)	(33,843)
Operating margin %	(38.1)%	(11.3)%	(43.8)%	N/A	(39.3)%
Income (loss) before income taxes	(18,244)	(3,324)	(5,718)	(9,647)	(36,933)

Net income (loss)	(18,244)	(3,324)	(5,718)	(9,662)	(36,948)
Depreciation and amortization	9,149	7,597	5,201	19	21,966
Interest expense, net	552	326	156	2,256	3,290
Income tax expense	—	—	—	15	15
EBITDA	$(8,543)	$4,599	$(361)	$(7,372)	$(11,677)

Adjustments, net	13,086	(259)	3,223	1,502	17,552
Adjusted EBITDA	$4,543	$4,340	$2,862	$(5,870)	$5,875
Adjusted EBITDA margin %	9.7%	16.4%	22.5%	N/A	6.8%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2021
	As Reported	Special Items		As Adjusted
Revenue	$24,786	$—		$24,786
Direct operating expenses	20,647	(1,381)	[A]	19,266
General and administrative expenses	4,894	1,656	[B]	6,550
Total costs and expenses	31,143	275	[C]	31,418
Operating loss	(6,357)	275	[C]	(6,632)
Net loss	(7,170)	275	[C]	(6,895)

Net loss	$(7,170)			$(6,895)
Depreciation and amortization	5,602			5,602
Interest expense, net	645			645
EBITDA and Adjusted EBITDA	$(923)			$(648)

Description of 2021 Special Items:
[A]	Special items primarily relate to the gain on the sale of underutilized assets.
[B]	Primarily attributable to transition costs, which include but are not limited to severance and stock based compensation for executives.
[C]	Primarily includes the aforementioned adjustments.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2020
	As Reported	Special Items		As Adjusted
Revenue	$23,796	$—		$23,796
Direct operating expenses	19,022	62	[D]	19,084
General and administrative expenses	4,084	(820)	[E]	3,264
Total costs and expenses	29,927	(758)	[F]	29,169
Operating loss	(6,131)	758	[F]	(5,373)
Net loss	(7,125)	758	[F]	(6,367)

Net loss	$(7,125)			$(6,367)
Depreciation and amortization	6,821			6,821
Interest expense, net	1,014			1,014
EBITDA and Adjusted EBITDA	$710			$1,468

Description of 2020 Special Items:
[D]	Special items primarily relate to the gain on the sale of underutilized assets.
[E]	Primarily attributable to transaction costs related to a discontinued project and stock-based compensation expense.
[F]	Primarily includes the aforementioned adjustments.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2021
	As Reported	Special Items		As Adjusted
Revenue	$73,225	$—		$73,225
Direct operating expenses	63,065	(1,681)	[A]	61,384
General and administrative expenses	13,265	(750)	[B]	12,515
Total costs and expenses	93,736	(2,431)	[C]	91,305
Operating loss	(20,511)	(2,431)	[C]	(22,942)
Net loss	(18,630)	(2,431)	[C]	(21,061)

Net loss	$(18,630)			$(21,061)
Depreciation and amortization	17,406			17,406
Interest expense, net	1,964			1,964
EBITDA and Adjusted EBITDA	$740			$(1,691)

Description of 2021 Special Items:
[A]	Special items primarily relate to the gain on the sale of underutilized assets and severance costs.
[B]	Primarily attributable to transition costs, which include but are not limited to severance and stock based compensation for executives.
[C]	Primarily includes the aforementioned adjustments, along with a $4.0 million gain related to PPP loan forgiveness.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2020
	As Reported	Special Items		As Adjusted
Revenue	$86,204	$—		$86,204
Direct operating expenses	69,049	271	[D]	69,320
General and administrative expenses	13,453	(2,362)	[E]	11,091
Total costs and expenses	120,047	(17,670)	[F]	102,377
Operating loss	(33,843)	17,670	[F]	(16,173)
Net loss	(36,948)	17,559	[G]	(19,389)

Net loss	$(36,948)			$(19,389)
Depreciation and amortization	21,966			21,966
Interest expense, net	3,290			3,290
Income tax expense	15			8
EBITDA and Adjusted EBITDA	$(11,677)			$5,875

Description of 2020 Special Items:
[D]	Special items primarily relate to the gain on the sale of underutilized assets and severance costs.
[E]	Primarily attributable to transaction costs related to a discontinued project, stock-based compensation expense, reversal of certain prior year transaction costs related to the exploration of strategic opportunities, and severance costs.

[F]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $15.6 million for assets associated with the landfill in the Rocky Mountain division, trucking equipment in the Southern division and property classified as held-for-sale in the Rocky Mountain division.

[G]	Primarily includes the aforementioned adjustments. Additionally, our effective tax rate for the nine months ended September 30, 2020 was (0.1%) and was applied to the special items accordingly.